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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 24, 2001

                        LORAL SPACE & COMMUNICATIONS LTD.
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             (Exact name of registrant as specified in its charter)


        Delaware                   1-14180                13-3867424
        --------                   -------                ----------
     (State or other             (Commission            (IRS Employer
      jurisdiction of            File Number)           Identification
      incorporation)                                       Number)


c/o Loral Spacecom Corporation, 600 Third Avenue New York, New York     10016
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(Address of principal executive offices)                              (Zip Code)


               Registrant's telephone number, including area code:
                                 (212) 697-1105



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Item 5. Other Events.
        ------------

     A number of holders of Loral CyberStar, Inc.'s 11-1/4% Senior Notes due 2007 and its 12-1/2% Senior Discount Notes due 2007 have agreed to participate in an exchange offer that would substantially reduce the principal amount of Loral CyberStar's outstanding debt obligations. Currently, Loral CyberStar has in the aggregate $443 million principal amount of senior notes outstanding and $484 principal amount of senior discount notes outstanding with an accreted value of $469.5 million as of October 15, 2001.

     In the exchange offer, for every $1,000 principal amount of senior notes tendered and accepted for exchange, each holder will receive (i) $750.247 principal amount of new Loral CyberStar 10% Senior Notes due 2006, guaranteed by Loral Space & Communications Ltd. and (ii) warrants to purchase 7.40 shares of common stock of Loral Space.

     For every $1,000 principal amount of senior discount notes tendered and accepted for exchange, each holder will receive (i) $707.935 principal amount of Loral CyberStar's 10% Senior Notes due 2006, guaranteed by Loral Space and (ii) warrants to purchase 6.98 shares of common stock of Loral Space.

     If the exchange offer is accepted in full, holders will receive an aggregate of $675 million of the new, guaranteed notes, and warrants to purchase 6,657,096 shares of common stock of Loral Space.

     By tendering their existing notes, holders will also be consenting to the proposed amendments to the senior note indenture and the senior discount note indenture to eliminate substantially all of the covenants and events of default that may be removed by majority consent of the holders consistent with the applicable indentures and the requirements of the Trust Indenture Act of 1939, as amended. Rights to receive principal and interest on the existing notes not tendered will not be impaired.

     The exchange offer is subject to certain conditions including, among other things, receiving tenders of at least 85% in principal amount and accreted value of the existing notes. Holders of 50.29% of the existing notes (representing 49.04% in principal amount of the senior notes and 51.43% in principal amount of the senior discount notes) have agreed to tender their notes and consent to the amendment of the indentures governing any notes not tendered for exchange.

     Upon consummation of the exchange offer and consent solicitation, Loral SpaceCom Corporation, subsidiary of Loral Space, has agreed to a cancellation of its $79.7 million intercompany notes issued to it by Loral CyberStar ranking pari passu to senior debt in exchange for the transfer to Loral SpaceCom of Loral CyberStar's data network services business and the issuance of a new note to Loral SpaceCom in the principal amount of $29.7 million due 2006, having an interest rate of 10% per annum payable in kind, subordinated to the new Loral CyberStar 10% Senior Notes and guaranteed by Loral Space.



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     A copy of the agreement with the noteholders is included as an exhibit to this filing and is incorporated herein by reference.

     This 8-K does not constitute an offer to sell or the solicitation of any offer to buy the securities described herein. The securities to be issued to public bondholders in the exchange offer will be offered or sold only pursuant to a registration statement to be filed with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits.
        ---------------------------------

Exhibit 10.1 Lock-up Agreement, dated as of October 15, 2001, by and among Loral Cyberstar, Inc. (formerly Orion Network Systems, Inc.), Loral Space & Communications Ltd., Loral SpaceCom Corporation, and certain holders of Loral CyberStar's 11 1/4% Senior Notes due 2007 and its 12 1/2% Senior Discount Notes due 2007.


                                      -2-

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       LORAL SPACE & COMMUNICATIONS, LTD.


Date: October 24, 2001

                                       By:  /s/ Richard P. Mastoloni
                                          --------------------------------------
                                          Richard P. Mastoloni
                                          Vice President & Assistant Treasurer

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                                  EXHIBIT INDEX

Exhibit        Description
-------        -----------

Exhibit 10.1 Lock-up Agreement, dated as of October 15, 2001, by and among Loral Cyberstar, Inc. (formerly Orion Network Systems, Inc.), Loral Space & Communications Ltd., Loral SpaceCom Corporation, and certain holders of Loral CyberStar's 11 1/4% Senior Notes due 2007 and its 12 1/2% Senior Discount Notes due 2007.